JPMorgan Funds - Undiscovered Managers Funds
Rule 10f-3 Transactions
For the period from March 1, 2010 to August 31, 2010

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Realty Income Fund
Trade Date 4/1/10
Issuer Bre Properties Inc (BRE) Secondary
Cusip 05564E10
Shares 21,930
Offering Price $34.25
Spread $1.37
Cost $751,103
Dealer Executing Trade Merrill Lynch and Company Inc.
% of Offering  purchased by firm 0.03
Syndicate Members BofA Merrill Lynch,Wells Fargo Securities, J.P. Morgan, Morgan Keegan & Company Inc., The Williams Capital Group, L.P.
Fund JPMorgan Realty Income Fund
Trade Date 4/7/10
Issuer AMB Property Corporation (AMB) Secondary
Cusip 00163T10
Shares 29,410
Offering Price $27.50
Spread $1.10
Cost $808,775
Dealer Executing Trade Merrill Lynch and Company Inc.
% of Offering  purchased by firm 0.58%
Syndicate Members Morgan Stanley, J.P. Morgan, BofAMerrill Lynch, Daiwa Capital Markets, ING, Scotia Capital, Credit Agricole CIB, HSBC, Mitsubishi UFJ Securities, PNC Capital
Fund JPMorgan Realty Income Fund
Trade Date 4/15/10
Issuer The Macerich Company (MAC) Secondary
Cusip 55438210
Shares 9,090
Offering Price $41.00
Spread $1.60
Cost $372,690
Dealer Executing Trade Deutsche Bank Securities
% of Offering  purchased by firm 2.60%
Syndicate Members Deutsche Bank Securities, J.P. Morgan, Wells Fargo Securities, Citi, Commerzbank, UBS Investment Bank, ING, Piper Jaffray, PNC Capital Markets LLC, Stifel Nicolaus
Fund JPMorgan Realty Income Fund
Trade Date 4/15/10
Issuer Kilroy Realty Corportion (KRC) Secondary
Cusip 49427F10
Shares 6,600
Offering Price $34.00
Spread $1.36
Cost $224,400
Dealer Executing Trade Merrill Lynch and Company Inc.
% of Offering  purchased by firm 1.21%
Syndicate Members BofA Merrill Lynch, Barclays Capital, J.P. Morgan, Daiwa Capital Markets, KeyBanc Capital Markets, Piper Jaffray, PNC Capital Markets LLC
Fund JPMorgan Realty Income Fund
Trade Date 5/4/10
Issuer Pennsylvania Real Estate Investment Trust (PEI) Secondary
Cusip 70910210
Shares 24,400
Offering Price $16.25
Spread $0.69
Cost $396,500
Dealer Executing Trade Citigroup Global Markets
% of Offering  purchased by firm 2.59%
Syndicate Members BofA Merrill Lynch, Citi, Wells Fargo Securities, J.P. Morgan, Piper Jaffray, PNC Capital Markets LLC, RBS, Stifel Nicolaus, TD Securities
Fund JPMorgan Realty Income Fund
Trade Date 5/13/10
Issuer Strategic Hotels & Resorts (BEE) Secondary
Cusip 86272T10
Shares 243,600
Offering Price $4.60
Spread $0.21
Cost $1,120,560
Dealer Executing Trade Merrill Lynch and Company Inc.
% of Offering  purchased by firm 2.39%
Syndicate Members J.P. Morgan, Deutsche Bank Securities, BofA Merrill Lynch, Citi, Raymond James
Fund JPMorgan Realty Income Fund
Trade Date 08/16/10
Issuer American Campus Communities, Inc. (ACC) Secondary
Cusip 02483510
Shares 23,700
Offering Price 27.00
Spread $1.08
Cost $639,900
Dealer Executing Trade Merrill Lynch & Company Inc.
% of Offering  purchased by firm 0.54%
Syndicate Members BoA Merrill Lynch, KeyBanc Capital Markets, Deutsche Bank Securities, J.P. Morgan, Baird, PNC Capital Markets LLC, Piper Jaffray, Sandler O'Neill+Partners, L.P.